EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2001 relating to the December 31, 2000 balance sheet and December 31, 2000 and 1999 statements of operations, of shareholders' equity and of cash flows, and financial statement schedule at December 31, 2000 and 1999 of Aptimus, Inc. which appears in Aptimus Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Seattle, Washington
May 6, 2002